Sent via Electronic Delivery to: mcj@americanresourcescorp.com; mjl@americanresourcescorp.com

May 2, 2021

Mr. Mark C. Jensen
Chief Executive Officer
American Resources Corporation
12115 Visionary Way, Suite 174
Fishers, Indiana 46038

Re: American Resources Corporation (the "Company")

Dear Mr. Jensen:

On January 6, 2021, Staff notified the Company that it did not comply with the annual meeting requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rules 5620 (the "Rule"). Based on the Form 8-K filed on April 30, 2021, the Company's annual meeting of shareholders was held on April 30, 2021. Accordingly, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact me at + 1 301 978 8033.

Sincerely,

Una Hahn

Una Hahn
Listing Analyst
Nasdaq Listing Qualifications